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                                 Exhibit No. 4.3


              Second Supplemental Indenture dated February 26, 1999

                       between The Progressive Corporation

              and State Street Bank and Trust Company, as Trustee



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                           THE PROGRESSIVE CORPORATION

                                       and

                     STATE STREET BANK AND TRUST COMPANY, as
                                Successor Trustee



                          SECOND SUPPLEMENTAL INDENTURE

                          6-5/8% Senior Notes due 2029


         THIS SECOND SUPPLEMENTAL INDENTURE, dated as of February 26, 1999, between THE PROGRESSIVE CORPORATION, an Ohio corporation (the "ISSUER") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("SSB"), in its capacity as Successor Trustee.

                              W I T N E S S E T H:

         WHEREAS, the Issuer entered into an Indenture, dated as of September 15, 1993 (as supplemented by the First Supplemental Indenture, dated as of March 15, 1996, the "INDENTURE"), with the First National Bank of Boston, in its capacity as Trustee, pursuant to which the Issuer may from time to time issue its unsecured debentures, notes and other evidences of indebtedness in one or more series; and

         WHEREAS, the Issuer entered into a Supplemental Indenture, dated as of March 15, 1996, confirming the succession of SSB as trustee under the Indenture; and

         WHEREAS, Article Eight of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture; and

         WHEREAS, Section 8.1(c) of the Indenture provides that the Issuer, when authorized by its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture supplemental to the Indenture to add on to the covenants of the Issuer certain further covenants, restrictions, conditions or provisions.
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         NOW THEREFORE:

         In consideration of the premises and other good and valuable consideration, the parties hereto mutually covenant and agree as follows:


                                    ARTICLE 1
                       RELATION TO INDENTURE; DEFINITIONS

         SECTION 1.01. Integral Part. This Second Supplemental Indenture constitutes an integral part of the Indenture.

         SECTION 1.02. General Definitions. For all purposes of this Second Supplemental Indenture:

         (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

         (b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture; and

         (c) the terms "HEREIN", "HEREOF", "HEREUNDER" and other words of similar import refer to this Second Supplemental Indenture.

         SECTION 1.03. Definitions. The following definitions shall apply to this Second Supplemental Indenture:

         "CONSOLIDATED TANGIBLE NET WORTH" means, at any date, the total assets appearing on the consolidated balance sheet of the Issuer and its consolidated subsidiaries as of the end of the then most recent fiscal quarter of the Issuer, prepared in accordance with generally accepted accounting principles, less the sum of (a) the total liabilities appearing on such balance sheet and (b) intangible assets. "INTANGIBLE ASSETS" means, for the purposes of this definition, the value, as shown on or reflected in such balance sheet, of (i) all trade names, trademarks, licenses, patents, copyrights and goodwill, (ii) organizational costs and (iii) unamortized debt discount and expense, less unamortized premium.

         "DESIGNATED SECURITIES" means the series of Securities designated by the Issuer as its "6-5/8% Senior Notes due 2029".

         "DESIGNATED SUBSIDIARY" means (i) Progressive Casualty Insurance Company, an Ohio

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corporation, so long as it remains a subsidiary of the Issuer, (ii) any other consolidated subsidiary of the Issuer the assets of which constitute 10% or more of the Total Assets, and (iii) any subsidiary which is a successor to all or substantially all of the business or properties of any such subsidiary.

         "TOTAL ASSETS" means, at any date, the total assets appearing on the consolidated balance sheet of the Issuer and its consolidated subsidiaries as of the end of the then most recent fiscal quarter of the Issuer, prepared in accordance with generally accepted accounting principles.

                                    ARTICLE 2
                              ADDITIONAL COVENANTS

         SECTION 2.01. Limitation on Liens. The Issuer will not, nor will it permit any Designated Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if (i) that indebtedness is secured by a pledge, mortgage, deed of trust or other lien on any shares of stock or indebtedness of any Designated Subsidiary (a "LIEN"), and (ii) the aggregate amount of the indebtedness so secured exceeds an amount equal to 15% of the Issuer's Consolidated Tangible Net Worth, unless the Designated Securities are also secured equally and ratably with such other indebtedness. For purposes of this restriction, a "LIEN" will not include the pledge to, or deposit with, any state or provincial insurance regulatory authorities of any investment securities by the Issuer or any of its subsidiaries.

         The foregoing restriction shall not apply to indebtedness secured by:

         (a) Liens on any shares of stock or indebtedness of or acquired from a corporation merged or consolidated with or into, or otherwise acquired by, the Issuer or a Designated Subsidiary;

         (b) Liens to secure indebtedness of a Designated Subsidiary to the Issuer or to another Designated Subsidiary, but only as long as such indebtedness is owned or held by the Issuer or a Designated Subsidiary; and

         (c) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in (a) and (b).

         SECTION 2.02. Consolidation, Merger, Sale, Conveyance and Lease. The Issuer will not consolidate or merge with or into any other Person or Persons, or sell, convey or lease all or substantially all of its property to any other Person, unless:

         (a) the Person formed by such consolidation, or into which the Issuer is merged or which acquires or leases all or substantially all of the property of the Issuer, is a corporation or

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other entity organized under the laws of the United States, any state thereof or the District of Columbia, and such Person expressly assumes the Issuer's obligations under the Designated Securities and the Indenture; and

         (b) immediately after giving effect to the transaction, no Event of Default exists.

         This restriction shall not apply if the Issuer is the Person that survives any such transaction.

         In the event of a conflict between any provision in this Section and any provision in Article 9 of the Indenture, Article 9 of the Indenture shall govern.

                                    ARTICLE 3
                            MISCELLANEOUS PROVISIONS

         SECTION 3.01. Applicability of this Second Supplemental Indenture. The provisions of this Second Supplemental Indenture will be applicable solely to the Designated Securities.

         SECTION 3.02. Adoption, Ratification and Confirmation. The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

         SECTION 3.03. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.04. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto fixed and attested as of the day and year first written above.


                                            THE PROGRESSIVE CORPORATION

                                            By: /s/ W. Thomas Forrester
                                               --------------------------------
                                                W. Thomas Forrester
                                                Treasurer

Attest:

By: /s/ David M. Schneider
   --------------------------------
    David M. Schneider
    Secretary



                                            STATE STREET BANK AND TRUST
                                               COMPANY, as Successor Trustee

                                            By: /s/ Robert J. Dunn
                                               --------------------------------
                                                 Name: Robert J. Dunn
                                                 Title: Vice President

Attest:

By: /s/ Susan Friedman
   --------------------------------
     Name: Susan Friedman
     Title: Vice President


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STATE OF OHIO      )
                   ) ss:
COUNTY OF CUYAHOGA )

         On this 24th day of February, 1999, before me personally came W. Thomas Forrester, to me personally known, who, being by me duly sworn, did depose and say that he is a resident of Cuyahoga County, Ohio; that he is an officer of THE PROGRESSIVE CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                               /s/ Cynthia E. Barth
                                               --------------------------------
                                               Notary Public
                                               My commission expires:

[Notarial Seal]



STATE OF MASSACHUSETTS )
                       ) ss.:
COUNTY OF SUFFOLK      )

         On this 25th day of February, 1999, before me personally came
Robert J. Dunn, to me personally known, who, being by me duly sworn, did depose and say that he is a resident of Bristol County, Massachusetts; that he is an authorized officer of STATE STREET BANK AND TRUST COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instruments is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed her name thereto by like authority.

                                               /s/ Rose Marie Mogauro
                                               --------------------------------
                                               Notary Public
                                               My commission expires:

[Notary Seal]

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